AMENDMENT
TO
EMBREX, INC.
AMENDED AND RESTATED INCENTIVE STOCK OPTION AND
NONSTATUTORY STOCK OPTION PLAN

THIS AMENDMENT to the Embrex, Inc. Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan (the “Plan”) is made effective as of the 18th day of July 2002.

WHEREAS, the Plan was previously amended on May 16, 2002, in order to increase the number of shares of the Company’s Common Stock that may be issued under the Plan from 2,600,000 to 3,400,000;

WHEREAS, the Board of Directors of the Company has determined that it would be in the best interests of the Company and its shareholders to further amend the Plan; and

WHEREAS, on July 18, 2002, the Board of Directors approved an amendment to the Plan as set forth below;

NOW, THEREFORE, pursuant to Section 19 of the Plan, the Plan is hereby amended by deleting the first sentence of Section 4 of the Plan in its entirety, which reads: “No option or stock award shall be granted under the Plan after December 31, 2002, but options theretofore granted may extend beyond that date.”

This Amendment is limited as specified and shall not constitute a modification or amendment of any other provision of the Plan or any option agreement issued pursuant to the Plan.

Approved by the Board of Directors on July 18, 2002.

ATTESTED BY:

/s/ DON T. SEAQUIST
Don T. Seaquist Secretary